UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	27-0756180
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Warrants (expiring December 31, 2015)

(Title of class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-188153

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The title of the class of securities to be registered hereunder is “Warrants (expiring December 31, 2015)” (the “Securities”). A description of the Securities is set forth under the caption “Description of the Warrants” in the Prospectus included within the Registration Statement on Form S-3 (Registration No. 333-188153) filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2013, which Registration Statement became effective immediately upon filing with the Commission pursuant to Rule 462(e) under the Securities Act (the “Registration Statement”), and the caption “Description of the Warrants” in the preliminary prospectus supplement relating to the Securities filed with the Commission on August 5, 2013 and included in the Registration Statement, which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes a description of the Securities that is subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended and included in the Registration Statement, is hereby incorporated by reference herein.

Item 2.	Exhibits

A list of exhibits filed with this registration statement on Form 8-A is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL MOTORS COMPANY

Date: August 7, 2013	By:	/s/ Thomas S. Timko
		Name:	Thomas S. Timko
		Title:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description of Documents

3.1	Restated Certificate of Incorporation of General Motors Company dated December 7, 2010, incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of General Motors Company filed December 13, 2010

3.2	Bylaws of General Motors Company, as amended and restated as of December 11, 2012, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed December 17, 2012

4.1	Form of Second Amended and Restated Warrant Agreement between General Motors Company and U.S. Bank National Association, as Warrant Agent

4.2	Form of Warrant Certificate (included in Exhibit 4.1 hereto)